Exhibit 99.1

Investor Relations Contact

Michelle (Ahlmann) Levine, 408-822-5464

Public Relations Contact

Dave Peterson, 408-822-5231

MERCURY INTERACTIVE REPORTS FIRST QUARTER RESULTS

•	Revenue of $156.8 million; Increase of 42% versus Q1 2003
•	Net Increase in Deferred Revenue of $20.5 million
•	Earnings Per Share: $0.19 GAAP; $0.24 Non-GAAP

SUNNYVALE, CALIF. — APRIL 22, 2004 — Mercury Interactive Corporation (NASDAQ: MERQ), the global leader in business technology optimization (BTO), today reported results for the first quarter ended March 31, 2004.

Revenue for the first quarter of 2004 was $156.8 million, an increase of 42 percent compared to $110.4 million reported in the first quarter of 2003.

Deferred revenue for the first quarter of 2004 increased by $20.5 million from the fourth quarter of 2003 to $301.1 million. Cash generated from operations for the first quarter of 2004 was $64.5 million compared to $53.2 million in the first quarter of 2003.

GAAP RESULTS

Net income for the first quarter of 2004 was $18.9 million, or $0.19 per diluted share, compared to $18.1 million, or $0.20 per diluted share, for the same period a year ago. GAAP results for the first quarter include stock-based compensation and amortization of intangible assets of $4.1 million, integration and other related charges of $1.0 million and net loss on investments in non-consolidated companies of $0.1 million.

NON-GAAP RESULTS

Net income for the first quarter of 2004 was $23.8 million, or $0.24 per diluted share, compared to $18.8 million, or $0.21 per diluted share, for the same period a year ago. Non-GAAP results, as presented in the attached reconciliation table, exclude the following recurring items: integration and

Mercury Interactive Reports First Quarter Results	Page 2

other related charges, stock-based compensation, amortization of intangible assets, net loss on investments in non-consolidated companies as well as related income tax provisions.

“Mercury’s results in the first quarter were very strong, with growth in new orders of over 30 percent,” said Amnon Landan, chairman and CEO at Mercury. “This growth is driven by the continued adoption of our BTO solutions by our global customers.”

Q1 2004 HIGHLIGHTS

•	Record results in IT Governance (formerly Kintana) with revenues of $17.0 million

•	Accenture selected Mercury IT Governance Center for internal use throughout their global outsourcing and systems integration practices

•	Continued momentum across Application Delivery (AD) and Application Management (AM)

•	AD year-over-year order growth exceeds 30%

•	AM year-over-year order growth exceeds 40%

•	11 transactions exceeding $1.0 million

•	Cash flow from operations of $64.5 million

FINANCIAL OUTLOOK

The following financial outlook is provided based on information as of April 22, 2004. Management provides the following guidance for the quarter ending June 30, 2004:

•	New order growth is expected to be in the range of 25 percent to 35 percent

•	Revenue is expected to be in the range of $160.0 million to $170.0 million

•	Net increase in deferred revenue is expected to be in the range of $10.0 million to $20.0 million

•	Non-GAAP operating margin expected to be in the range of 15 to 17 percent

•	GAAP diluted earnings per share is expected to be in a range of $0.09 to $0.16

•	Non-GAAP diluted earnings per share is expected to be in the range of $0.21 to $0.26

•	Cash flow from operations is expected to be in the range of $40.0 million to $50.0 million

Mercury Interactive Reports First Quarter Results	Page 3

Non-GAAP guidance is adjusted from GAAP guidance by excluding recurring integration and other related charges, stock-based compensation, amortization of intangible assets, and facilities impairment charges related to the move to our new campus.

QUARTERLY CONFERENCE CALL

Mercury will host a conference call to discuss first quarter results at 2:00 p.m. Pacific Time today. A live Webcast of the conference call, together with supplemental financial information, can be accessed through the company’s Investor Relations Web site at http://www.mercuryinteractive.com/ir. In addition, an archive of the Webcast can be accessed through the same link. An audio replay of the call will be available until midnight on April 28, 2004. The audio replay can be accessed by calling 888-203-1112 or 719-457-0820, conference call code: 421926.

ABOUT MERCURY

Mercury Interactive, the global leader in business technology optimization (BTO), is committed to helping customers optimize the business value of information technology (IT). Founded in 1989, Mercury conducts business worldwide and is one of the fastest growing enterprise software companies today. Mercury provides software and services to govern the priorities, people and practices of IT; deliver and manage enterprise applications; and integrate IT strategy and execution.

Customers worldwide rely on Mercury Optimization Centers to improve quality and performance of applications and manage IT costs, risk, and compliance. Mercury BTO offerings are complemented by technologies and services from global business partners. For more information, visit www.mercuryinteractive.com.

Effective April 30, 2004, Mercury’s corporate headquarters will move to 379 North Whisman Road, Mountain View, California 94043. The telephone and fax numbers at that location will be (650) 603-5200 and (650) 603-5300, respectively.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Mercury Interactive’s expected financial performance, as well Mercury Interactive’s future business prospects and product and service offerings. Mercury Interactive’s actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, Mercury Interactive and reported results

Mercury Interactive Reports First Quarter Results	Page 4

should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things: 1) the mix of perpetual and term licenses and the effect of the timing of the recognition of revenue from products sold under term licenses; 2) Mercury Interactive has historically received a substantial portion of its orders at the end of the quarter and if an order shortfall occurs at the end of a quarter it could negatively impact the company’s operating results for that quarter; 3) the dependence of Mercury Interactive’s financial growth on the continued success and acceptance of its existing and new software products and services, and the success of its BTO strategy; 4) uncertainties related to the integration of products and services, employees and operations as a result of acquisitions; 5) the ability to attract and retain key personnel; 6) intense competition for Mercury Interactive’s products and services; and 7) the additional risks and important factors described in Mercury Interactive’s SEC reports, including the Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2003, which is available at the SEC’s website at www.sec.gov. All of the information in this press release is as of April 22, 2004, and Mercury Interactive undertakes no duty to update this information.

NON-GAAP FINANCIAL INFORMATION

Mercury Interactive provides non-GAAP net income and earnings per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Mercury Interactive’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this press release.

# # #

Editor’s Note

Tables Attached: Condensed Consolidated Statements of Operations, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Table of Reconciliations from GAAP to Non-GAAP.

Mercury Interactive is a trademark or registered trademark of Mercury Interactive Corporation in the United States and/or other countries. Other product and company names are used herein for identification purposes only, and may be trademarks of their respective companies.

MERCURY INTERACTIVE

1325 Borregas Avenue, Sunnyvale, CA 94089 Tel: (408) 822-5200 Fax: (408) 822-5300

Mercury Interactive Reports First Quarter Results	Page 5

MERCURY INTERACTIVE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2004	2003
Revenues:
License fees	$57,573	$44,786
Subscription fees	35,907	19,274

Total product revenues	93,480	64,060
Maintenance fees	46,889	35,585
Professional service fees	16,437	10,740

Total revenues	156,806	110,385

Costs and expenses:
Cost of license and subscription	9,819	6,550
Cost of maintenance	3,592	2,679
Cost of professional services	13,543	6,620
Marketing and selling	73,963	52,685
Research and development	17,286	11,589
General and administrative	12,245	9,100
Stock-based compensation	209	189
Integration and other related charges	979	—
Amortization of intangible assets	3,940	458

Total costs and expenses	135,576	89,870

Income from operations	21,230	20,515
Other income, net	3,244	2,327

Income before provision for income taxes	24,474	22,842
Provision for income taxes	5,566	4,698

Net income	$18,908	$18,144

Net income per share (basic)	$0.21	$0.21

Net income per share (diluted)	$0.19	$0.20

Weighted average common shares (basic)	91,450	85,032

Weighted average common shares and equivalents (diluted)	97,781	89,349

Mercury Interactive Reports First Quarter Results	Page 6

MERCURY INTERACTIVE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$568,403	$549,278
Short-term investments	222,992	157,082
Trade accounts receivable, net	125,269	142,908
Prepaid expenses and other assets	64,233	64,043

Total current assets	980,897	913,311

Long-term investments	541,021	527,348
Property and equipment, net	79,689	73,203
Investments in non-consolidated companies	11,669	13,928
Debt issuance costs, net	14,038	14,965
Goodwill	347,686	347,616
Intangible assets, net	41,187	45,126
Restricted cash	6,000	6,000
Interest rate swap	15,597	11,557
Long-term deferred tax assets	1,018	—
Other assets	16,318	17,456

Total assets	$2,055,120	$1,970,510

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,552	$17,584
Accrued liabilities	87,329	96,637
Deferred tax liabilities	27,895	27,925
Income taxes payable	41,479	35,404
Short-term deferred revenue	224,003	212,716

Total current liabilities	399,258	390,266
Convertible notes	815,154	811,159
Long-term deferred tax liabilities	—	266
Long-term deferred revenue	77,137	67,909
Other long-term payables	1,598	541

Total liabilities	1,293,147	1,270,141

Stockholders’ equity:
Common stock	184	181
Additional paid-in capital	510,268	468,150
Treasury stock	(16,082)	(16,082)
Notes receivable from issuance of common stock	(5,929)	(6,580)
Unearned stock-based compensation	(1,242)	(1,533)
Accumulated other comprehensive loss	(6,586)	(6,219)
Retained earnings	281,360	262,452

Total stockholders’ equity	761,973	700,369

Total liabilities and stockholders’ equity	$2,055,120	$1,970,510

Mercury Interactive Reports First Quarter Results	Page 7

MERCURY INTERACTIVE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended March 31,
	2004	2003
Cash flows from operating activities:
Net income	$18,908	$18,144
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,915	3,879
Sales reserves	237	(406)
Unrealized gain on interest rate swap	(44)	(34)
Amortization of intangible assets	3,940	458
Stock-based compensation	209	189
Loss on investments in non-consolidated companies	455	572
Loss on disposals of assets	275	—
Unrealized gain on warrant	(332)	—
Deferred income taxes	(1,314)	2,422
Changes in assets and liabilities, net of effect of acquisitions:
Trade accounts receivable	17,653	14,988
Prepaid expenses and other assets	1,030	3,793
Accounts payable	971	(2,764)
Accrued liabilities	(9,522)	(10,289)
Income taxes payable	6,056	750
Deferred revenue	19,995	21,497
Other long-term payables	1,056	—

Net cash provided by operating activities	64,488	53,199

Cash flows from investing activities:
Maturities of investments	325,803	298,972
Purchases of investments	(403,820)	(322,671)
Proceeds from return on investment in non-consolidated company	1,525	—
Purchases of investments in non-consolidated companies	(750)	—
Cash paid in conjunction with the acquisition of Kintana	(70)	—
Acquisition of property and equipment	(10,532)	(1,686)

Net cash used in investing activities	(87,844)	(25,385)

Cash flows from financing activities:
Proceeds from issuance of common stock under stock option and employee stock purchase plans	42,543	10,687
Collection of notes receivable from issuance of common stock	149	2,414

Net cash provided by financing activities	42,692	13,101

Effect of exchange rate changes on cash	(211)	191

Net increase in cash and cash equivalents	19,125	41,106
Cash and cash equivalents at beginning of period	549,278	349,123

Cash and cash equivalents at end of period	$568,403	$390,229

Mercury Interactive Reports First Quarter Results	Page 8

MERCURY INTERACTIVE CORPORATION

TABLE OF RECONCILIATION FROM GAAP TO NON-GAAP

(in thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2004		2003
GAAP Net Income to Non-GAAP Net Income:
GAAP net income	$18,908		$18,144
Bonus program (Performant)	979		—
Net loss on investments in non-consolidated companies	123		—
Stock-based compensation and amortization of intangible assets (Freshwater)	544		647
Stock-based compensation and amortization of intangible assets (Performant)	303		—
Stock-based compensation and amortization of intangible assets (Kintana)	3,172		—
Stock-based compensation and amortization of intangible assets (other)	130		—
Provision for income taxes	(379)		—

Non-GAAP Net Income	$23,780		$18,791

GAAP Diluted EPS to Non-GAAP Diluted EPS:
GAAP net income per share-diluted	$0.19		$0.20
Bonus program (Performant)	0.01		—
Net loss on investments in non-consolidated companies	0.00	(1)	—
Stock-based compensation and amortization of intangible assets (Freshwater)	0.01		0.01
Stock-based compensation and amortization of intangible assets (Performant)	0.00	(1)	—
Stock-based compensation and amortization of intangible assets (Kintana)	0.03		—
Stock-based compensation and amortization of intangible assets (other)	0.00	(1)	—
Provision for income taxes	(0.00	)(1)	—

Non-GAAP net income per share-diluted	$0.24		$0.21

(1) Amount is less than $0.005

GAAP Operating Margin to Non-GAAP Operating Margin:
GAAP operating margin	13.5%		18.6%
Bonus program (Performant)	0.6%		—
Stock-based compensation and amortization of intangible assets (Freshwater)	0.3%		0.6%
Stock-based compensation and amortization of intangible assets (Performant)	0.2%		—
Stock-based compensation and amortization of intangible assets (Kintana)	2.0%		—
Stock-based compensation and amortization of intangible assets (other)	0.1%		—

Non-GAAP operating margin	16.8	%(1)	19.2%

(1) Amounts do not foot due to rounding